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IDS International Fund, Inc.
File No. 2-92309/811-4075

EXHIBIT INDEX


Exhibit 5(a):   Copy of Investment Management Services Agreement.

Exhibit 6:      Copy of Distribution Agreement.

Exhibit 8(a):   Copy of Custodian Agreement.

Exhibit 8(b):   Copy of Custody Agreement.

Exhibit 9(a):   Copy of Transfer Agency Agreement.

Exhibit 9(c):   Copy of Shareholder Service Agreement.

Exhibit 9(d):   Copy of Administrative Services Agreement.

Exhibit 11:     Independent Auditors' Consent.

Exhibit 15:     Copy of Plan and Agreement of Distribution.

Exhibit 17:     Financial Data Schedule.